Exhibit 10.34

ISG Managers Incentive Plan

1. Purpose

The purpose of the Plan is to advance the long-term interests of International Steel Group Inc. by (i) motivating executive and management personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Corporation through the performance of the Common Stock of the Corporation and (iii) permitting the Corporation to attract and retain executive and management personnel upon whose judgment the successful conduct of the business of the Corporation largely depends. Toward this objective, the Committee may grant stock appreciation rights and performance bonuses to Key Employees of the Corporation, on the terms and subject to the conditions set forth in the Plan.

2. Definitions

     2.1 “Award” means any form of stock appreciation right or performance bonus granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

     2.2 “Award Agreement” means a written agreement with respect to an Award between the Corporation and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

     2.3 “Board” means the Board of Directors of the Corporation.

     2.4 “Code” means the Internal Revenue Code of 1986, as amended from time to time.

     2.5 “Committee” means the Compensation Committee of the Board, or such other committee or persons designated by the Board, authorized to administer the Plan under Section 3 hereof.

     2.6 “Common Stock” means Common Stock of the Corporation.

     2.7 “Corporation” means International Steel Group Inc.

     2.8 “Key Employee” means an employee of the Corporation who holds a position of responsibility in a managerial, administrative or professional capacity, and whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Corporation.

     2.9 “Participant” means any individual to whom an Award has been granted by the Committee under this Plan.

     2.10 “Plan” means the International Steel Group Inc. Managers Incentive Plan.

3. Administration

     The Plan shall be administered under the supervision of the Committee composed of such individuals as the Board shall designate. The Committee shall be authorized to appoint such person or persons (which may include officers of the Corporation) to administer the Plan as the Committee shall deem appropriate.

     Members of the Committee shall serve at the pleasure of the Board, and may resign by written notice filed with the Chief Executive Officer or the Secretary of the Corporation.

     A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any Award Agreement entered into hereunder and to establish, amend and rescind administrative policies for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

4. Eligibility

     Any Key Employee is eligible to become a Participant in the Plan.

5. Term

     The Plan shall become effective as of its adoption by the Board and shall terminate at such time as the Board determines.

6. Participation

     The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan’s purposes and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

7. Stock Appreciation Rights

     (a) Grants. Awards may be granted in the form of stock appreciation rights (“SARs”). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the market value of the Common Stock on the date of exercise or surrender.

     (b) Terms and Conditions of SARs. SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of an SAR shall also be determined by the Committee; provided, however, that such price shall not be less that the fair market value of the Common Stock, as determined by the Committee, on the date of the award of the SAR.

     (c) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the Participant.

     (d) Maximum Value. Any SAR awarded under this Plan shall contain a limit on the maximum amount payable thereunder, which maximum amount shall not exceed the fair market value (as of the date of the Award) of the stated number of shares to which the SAR relates.

     (e) Additional Terms and Conditions. The Committee may, consistent with the Plan, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award, including but not limited to determining the manner in which payment of the appreciation in value shall be made.

8. Performance Bonuses

     (a) Grants. Awards may be granted in the form of performance bonuses, which may be conditioned upon the achievement of such individual or corporate performance targets, service criteria, or other factors as the Board shall determine.

     (b) Additional Terms and Conditions. The Committee may, consistent with the terms of this Plan, by way of the Award Agreement or otherwise, determine the manner of payment of Awards of Performance Bonuses and other terms, conditions, restrictions or limitations, if any, on any Award of Performance Bonuses.

9. Payment of Awards

     SARs and Performance Bonuses shall be payable in cash, except to the extent otherwise set forth in an Award Agreement.

10. Dividends and Dividend Equivalents

     If an Award is granted in the form of an SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine.

11. Termination of Employment

     The Committee shall adopt administrative policies determining the entitlement of Participants who cease to be employed by the Corporation whether because of death, disability, resignation, termination or retirement and shall set forth in the applicable Award Agreement the effect any such cessation of employment shall have on the Award.

12. Assignment and Transfer

     The rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

13. Adjustments Upon Changes in Capitalization or Corporate Transactions

     In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares merger, consolidation or any change in the corporate structure or shares of the Corporation, the terms of outstanding Awards shall be appropriately adjusted by the Committee whose determination shall be final.

     If significant acquisitions or sales by the Corporation occur, or other events, which in the sole judgment of the Compensation Committee (at the direction of the Board, may have a material effect upon the operation of the Plan, the Committee may make such adjustments to this Grant (including an adjustment in the base price of a grant or the number of SARs granted) so as to avoid inequities or windfall payments to Participants, and to carry out the overall goals of the Plan.

14. Withholding Taxes

     The Corporation shall be entitled to deduct from any payment under the Plan the amount of all applicable federal, state, and local income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment.

15. Satisfaction of Regulatory Requirements

     Notwithstanding anything contained in this Plan to the contrary, no Participant shall have the right to exercise an SAR, and the Corporation shall have no obligation to make any payment pursuant to an Award Agreement, if such exercise or the making of such payment would violate any federal or state securities laws.

16. No Right to Continued Employment or Grants

     Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Corporation. The Corporation reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or, if granted an Award in any year, to receive Awards in any subsequent year.

17. Amendment

     The Committee may suspend, amend, or terminate the Plan at any time provided, however, that no such suspension, amendment, or termination shall adversely affect the rights of any Participant under any outstanding Award Agreement without the consent of such Participant.

18. Governing Law

     The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law.

19. No Right, Title, or Interest In Corporation Assets

     No Participant shall have any rights as a shareholder as a result of participation in the Plan. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.